Exhibit 99.1

341 White Pond Drive Akron, OH 44320

FOR IMMEDIATE RELEASE

FirstEnergy Solutions Files Deactivation Notice for Three Competitive

Nuclear Generating Plants in Ohio and Pennsylvania

•	4,048 Megawatts of Electricity Generating Capacity to Retire by 2021

•	Plants to Continue Normal Operations in Interim

•	Company Seeks Policy Solutions as Alternative to Deactivation

Akron, Ohio – March 28, 2018 – FirstEnergy Solutions (FES), a competitive generation subsidiary of FirstEnergy Corp. (NYSE: FE), today notified PJM Interconnection (PJM), the regional transmission organization, two nuclear power plants in Ohio and another in Pennsylvania owned by its subsidiary will be deactivated during the next three years. Plant closures are subject to review by PJM for reliability impacts, if any.

In the interim, the plants will continue normal operations, as FES seeks legislative policy solutions as an alternative to deactivation or sale.

The plants scheduled for retirement are:

•	Davis-Besse Nuclear Power Station (908 MW) in Oak Harbor, Ohio, in 2020

•	Beaver Valley Power Station (1,872 MW) in Shippingport, Pa., in 2021

•	Perry Nuclear Power Plant (1,268 MW) in Perry, Ohio, in 2021

The total capacity of the nuclear plants to be deactivated is 4,048 megawatts (MW). In 2017, the nuclear units contributed approximately 65 percent of the electricity produced by the FES generating fleet.

“The decision to deactivate these facilities is very difficult and in no way a reflection on the dedicated, hard-working employees who operate the plants safely and reliably or on the local communities and union leaders who have advocated passionately on their behalf,” said Don Moul, president of FES Generation Companies and chief nuclear officer. “Though the plants have taken aggressive measures to cut costs, the market challenges facing these units are beyond their control.

“We call on elected officials in Ohio and Pennsylvania to consider policy solutions that would recognize the importance of these facilities to the employees and local economies in which they operate, and the unique role they play in providing reliable, zero-emission electric power for consumers in both states. We stand ready to roll-up our sleeves and work with policy makers to find solutions that will make it feasible to continue to operate these plants in the future.”

Collectively, the plants have contributed more than $540 million in taxes throughout their operation to support local communities. The Company continues to work toward legislative solutions to keep these plants operating, but will also look for potential buyers as another alternative. About 2,300 plant employees are expected to be affected by the ultimate deactivations.

The Nuclear Regulatory Commission (NRC) has been verbally notified of the deactivations, and a required written notification will be made to the agency within 30 days. In addition, notifications were made to the Institute of Nuclear Power Operations (INPO) and Nuclear Energy Institute (NEI), organizations that support the U.S. nuclear industry.

The two-year-plus lead time is needed to make the complex preparations for a potential plant deactivation, including preparing a detailed decommissioning plan and working with the NRC to amend plant licenses.

In November 2016, FES parent FirstEnergy Corp. announced that it would exit competitive, or non-regulated, generation due to weak power prices, insufficient results from recent capacity auctions, and weak demand forecasts. A strategic review of FES’s two remaining coal plants and one natural gas plant, totaling 5,245 MW, will continue as part of that plan.

Media Contact:	Sitrick And Company
Brenda Adrian
	Tom Mulligan	cell:	310-367-6567
	New York	office:	212-573-6100

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits, including the Notice of Proposed Rulemaking released by the Secretary of Energy and action by the Federal Energy Regulatory Commission (FERC); the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and likely FirstEnergy Nuclear Operating Company (FENOC), to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, and its subsidiaries, and FENOC, related to wholesale energy and capacity markets and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and likely FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers’ demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on FERC-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated’s realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the new federal administration’s required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors.

Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

(022018)